ERNST & YOUNG LLP
                          Certified Public Accountants
                       One Kansas City Place * Suite 2000
                                1200 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 474-5200
                               Fax (816) 480-5555


CONSENT OF INDEPENDENT AUDITORS

American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111


We consent to the use of our report dated January 3, 1997 on the Statement of Changes in Net Assets and Financial Highlights for the period ended November 30, 1996 of American Century World Mutual Funds, Inc. in the Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A) and related Prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-39242) and under the Investment Company Act of 1940 (Registration No. 811-6247).

                                                  /s/Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Kansas City, Missouri
March 26, 1998